Exhibit 99.8

FORM OF

WRITTEN CONSENT

T-MOBILE US, INC.

This written consent is solicited by

the Board of Directors of T-Mobile US, Inc., a Delaware corporation (“T-Mobile”)

The T-Mobile board of directors recommends that you consent to approve each proposal set forth below.

Please return this written consent no later than [    ] (Pacific Time) on [    ], 2018, which is the T-Mobile consent deadline. Your shares will be tabulated and voted to approve or disapprove the proposals and/or sub-proposals as you indicate below. Any written consent returned without indicating a decision on each of the proposals or sub-proposals set forth below will be voted to APPROVE each proposal or sub-proposal with respect to which no decision is indicated.

The undersigned, being a holder of record of common stock, par value $0.00001, of T-Mobile US, Inc. on [    ], 2018, hereby consents, by written consent without a meeting, to the actions as set forth below with respect to all of the aforementioned shares of T-Mobile common stock that the undersigned holds of record.

The undersigned acknowledges receipt of the joint consent solicitation statement/prospectus, which is part of the registration statement on Form S-4 (No. 333-[    ]) of T-Mobile, and which more fully describes the proposals below.

Proposal 1.	Approval of the issuance of shares of T-Mobile common stock in the merger transactions described in the joint consent solicitation statement/prospectus.

APPROVE ☐	DISAPPROVE ☐	ABSTAIN ☐

Proposal 2.	Approval of the amendment and restatement of the T-Mobile certificate of incorporation in connection with the merger transactions described in the joint consent solicitation statement/prospectus, including each sub-proposal listed below.

APPROVE ☐	DISAPPROVE ☐	ABSTAIN ☐

Alternatively, if you wish to vote separately FOR or AGAINST, or to ABSTAIN with respect to, each sub-proposal relating to the amendment and restatement of the T-Mobile certificate of incorporation in connection with the merger transactions described in the joint consent solicitation statement/prospectus, in lieu of marking the appropriate box for proposal 2 above, please mark the appropriate box for each of sub-proposals 2(a), 2(b) and 2(c) below. A vote AGAINST, or an ABSTENTION with respect to, any of sub-proposals 2(a), 2(b) and 2(c) will have the same effect as a vote AGAINST a necessary requirement of the merger transactions described in the joint consent solicitation statement/prospectus.

Sub-proposal 2(a).	Approval of a sub-proposal to increase in the number of authorized shares of T-Mobile common stock from one billion to two billion, including other amendments incidental or related to the foregoing.

APPROVE ☐	DISAPPROVE ☐	ABSTAIN ☐

Sub-proposal 2(b).	Approval of a sub-proposal to amend the director designation rights of Deutsche Telekom AG and to add director designation rights of SoftBank, including other amendments incidental or related to the foregoing.

APPROVE ☐	DISAPPROVE ☐	ABSTAIN ☐

Sub-proposal 2(c).	Approval of a sub-proposal to add approval rights of SoftBank, including other amendments incidental or related to the foregoing.

APPROVE ☐	DISAPPROVE ☐	ABSTAIN ☐

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IMPORTANT: PLEASE DATE AND SIGN THE WRITTEN CONSENT BELOW. If held in joint tenancy, all persons must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please give full title as such. If shares are held by a corporation, please sign the full corporate name by president or other authorized officer. If shares are held by a partnership or other entity, please sign the full partnership or other entity name by authorized person. Please execute, date, sign and return this written consent promptly to T-Mobile by mailing this written consent to T-Mobile US, Inc., Corporate Secretary, 12920 SE 38th Street, Bellevue, Washington 98006, or email a .pdf copy of your written consent to investor.relations@t-mobile.com.

IF AN INDIVIDUAL		IF AN ENTITY

Complete Name of Entity:

By:		By:
Name:		Name:
Title:		Title:
Date:	, 2018	Date:	, 2018